Exhibit 99.1

Energy XXI Reports Fiscal First-Quarter Results

•	Quarterly volumes grow 90% to more than 26,000 BOE/d
•	Cash flow more than quadruples to nearly $77 million
HOUSTON – Nov. 13, 2007 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXS, EXXI) today announced fiscal first-quarter financial and operating results for the period ended Sept. 30, 2007.
“Energy XXI achieved a 25 percent increase in production volumes relative to the immediately preceding quarter, and a 90 percent increase relative to the prior year’s fiscal first quarter,” Energy XXI Chairman and CEO John Schiller said.  “Our volumes remained on an upward trajectory in October, averaging 26,500 barrels of oil equivalent per day (BOE/d), despite the shut-in of our Rabbit Island field due to maintenance on a third-party natural gas pipeline. The shut-in affected about 2,000 BOE/d of net production beginning in mid-October and is expected to last through November.”
For the 2008 fiscal first-quarter, revenues were $143.6 million and earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) totaled $102.4 million, compared with revenues of $65.8 million and EBITDA of $45.1 million in the 2007 fiscal first quarter.  Net income was $1.9 million, or $.02 per diluted share, compared with net income of $1.9 million, or $.02 per diluted share, in the 2007 fiscal first quarter.
Net cash provided by operating activities totaled $76.7 million for the 2008 fiscal first quarter, compared with $17.7 million in the 2007 fiscal first quarter.  Discretionary cash flow was $79.0 million in the 2008 fiscal first quarter, compared with $40.3 million in the 2007 fiscal first quarter.
For the 2008 fiscal first quarter, sales volumes averaged 26,200 BOE/d, compared with 13,800 BOE/d in the 2007 fiscal first quarter.  The net realized price received for the company’s production in the 2008 fiscal first quarter averaged $59.63 per BOE, including $3.94 per BOE contributed by hedging, compared with a net realized price of $52.03 per BOE, including $1.68 per BOE contributed by hedging, in the 2007 fiscal first quarter.

Capital Expenditures
During the 2008 fiscal first quarter, capital expenditures, excluding acquisitions, totaled $79.5 million.  In addition, producing property acquisitions totaled $33.4 million, including $29.9 million involving a partnership with Castex Energy.  The fiscal-year 2008 capital budget, excluding acquisitions, is unchanged at approximately $260 million.

1st Quarter Operational Highlights
During the fiscal first quarter, Energy XXI was successful in four of five exploration wells and one of three development wells. Further detail on the exploration and development program is provided in the attached Operations Report.

“Volume growth last year was driven by a very active development drilling program, particularly at our South Timbalier 21 field offshore Louisiana, whereas growth this year revolves around the optimization of production at the former Pogo properties acquired in June,” Energy XXI President and Chief Operating Officer Steve Weyel said.  “We have made good progress with the newly added properties, which continue to achieve volume growth ahead of our expectations, without having drilled a single well.  We plan to ramp up the offshore drilling program later in the year, but for now we are concentrating on operating enhancements, getting higher rates from the existing producing wells while improving the on-line performance of the acquired facilities.”

Conference Call Today at 10 a.m. EST, 3 p.m. London Time
Energy XXI will host its first-quarter conference call today, Tuesday, Nov. 13, 2007, at 10 a.m. EST  (3 p.m. London time). The dial-in number is 1 (913) 312-0868 in the U.S. and 08000 517 166 in the U.K., and the confirmation code is 7144886. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, please refer to www.energyxxi.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are primarily located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore. Collins Stewart Europe Limited and Tristone Capital Limited are Energy XXI listing brokers in the United Kingdom.  In the United States, BMO Capital Markets, Collins Stewart, Dahlman Rose & Co., Jefferies & Company, Natixis Bleichroeder and Sterne Agee & Leach, Inc. are market makers. To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)

	September 30,	June 30,
	2007	2007
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$12,000	$19,784
Accounts receivable
Oil and natural gas sales	56,396	55,763
Joint interest billings	23,104	14,377
Insurance and other	20,365	958
Prepaid expenses and other current assets	34,485	21,870
Royalty deposits	9,305	2,175
Derivative financial instruments	10,729	17,131
Total Current Assets	166,384	132,058

Property and Equipment, net of accumulated depreciation, depletion, and amortization
Oil and natural gas properties - full cost method of accounting	1,530,248	1,491,685
Other property and equipment	3,153	3,097
Total Property and Equipment	1,533,401	1,494,782
Other Assets
Derivative financial instruments	1,767	616
Debt issuance costs, net of accumulated amortization	19,857	20,986
Total Other Assets	21,624	21,602
Total Assets	$1,721,409	$1,648,442

LIABILITIES
Current Liabilities
Accounts payable	$80,372	$79,563
Advances from joint interest partners	1,716	2,026
Accrued liabilities	54,951	33,459
Deferred income taxes	1,044	1,044
Derivative financial instruments	9,356	1,480
Note payable	14,739	—
Current maturities of long-term debt	5,432	5,508
Total current liabilities	167,610	123,080
Long-term debt, less current maturities	1,080,234	1,045,511
Deferred income taxes	11,099	14,788
Asset retirement obligations	65,978	63,364
Derivative financial instruments	5,950	4,573
Total Liabilities	1,330,871	1,251,316

Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at September 30, 2007 and June 30, 2007	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 84,511,906 and 84,203,444 issued and outstanding at September 30, 2007 and June 30, 2007, respectively	84	84
Additional paid-in capital	363,305	363,206
Retained earnings	32,960	31,072
Accumulated other comprehensive income (loss), net of tax expense	(5,811)	2,764
Total Stockholders’ Equity	390,538	397,126
Total Liabilities and Stockholders’ Equity	$1,721,409	$1,648,442

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006

Revenues
Oil sales	$87,573	$35,152
Natural gas sales	56,035	30,665
Total Revenues	143,608	65,817

Costs and Expenses
Lease operating expense	30,693	14,681
Production taxes	1,960	811
Depreciation, depletion and amortization	73,253	27,744
Accretion of asset retirement obligation	1,760	871
General and administrative expense	5,771	5,018
Loss (gain) on derivative financial instruments	1,042	(705)
Total Costs and Expenses	114,479	48,420

Operating Income	29,129	17,397

Other Income (Expense)
Interest income	498	426
Interest expense	(26,811)	(14,859)
Total Other Income (Expense)	(26,313)	(14,433)

Income Before Income Taxes	2,816	2,964

Provision for Income Taxes	929	1,031

Net Income	$1,887	$1,933

Earnings Per Share
Basic	$0.02	$0.02
Diluted	$0.02	$0.02

Weighted Average Number of Common Stock Outstanding
Basic	84,135	83,662
Diluted	94,321	83,833

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2007	2006

Cash Flows From Operating Activities
Net income	$1,887	$1,933
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Deferred income tax expense	929	1,031
Change in derivative financial instruments	(22)	3,331
Accretion of asset retirement obligations	1,760	871
Depletion, depreciation, and amortization	73,253	27,744
Write-off and amortization of debt issuance costs	1,120	5,367
Common stock issued to Directors for services	67	—
Changes in operating assets and liabilities
Accounts receivable	(21,252)	(20,120)
Prepaid expenses and other current assets	(19,745)	(10,380)
Accounts payable and other liabilities	38,675	7,884
Net Cash Provided by Operating Activities	76,672	17,661

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(3,521)	(301,177)
Capital expenditures	(79,489)	(48,509)
Insurance payments received	—	4,581
Proceeds from the sale of oil and natural gas properties	—	1,400
Other	2	2,540
NET CASH USED IN INVESTING ACTIVITIES	(83,008)	(341,165)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	32	20,385
Proceeds from long-term debt	20,000	269,000
Payments on long-term debt	(20,000)	(14,625)
Payments on put financing	(1,490)	(833)
Debt issuance costs	—	(4,741)
Other	10	—
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(1,448)	269,186

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,784)	(54,318)

CASH AND CASH EQUIVALENTS, beginning of period	19,784	62,389

CASH AND CASH EQUIVALENTS, end of period	$12,000	$8,071

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Three Months Ended
	September 30,
	2007	2006

Net Income as Reported	$1,887	$1,933

Total other (income) expense	26,313	14,433
Depreciation, depletion and amortization	73,253	27,744
Provision for income taxes	929	1,031

EBITDA	$102,382	$45,141

EBITDA Per Share
Basic	$1.22	$0.54
Diluted	$1.09	$0.54

Weighted Average Number of Common Stock Outstanding
Basic	84,135	83,662
Diluted	94,321	83,833

Net Income as Reported	$1,887	$1,933

Deferred income tax expense	929	1,031
Change in derivative financial instruments	(22)	3,331
Accretion of asset retirement obligations	1,760	871
Depletion, depreciation, and amortization	73,253	27,744
Write-off and amortization of debt issuance costs	1,120	5,367
Common stock issued to Directors for services	67	—

Discretionary Cash Flow	$78,994	$40,277

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATING RESULTS
(In Thousands) (Unaudited)
						Twelve Months Ended Sept. 30, 2007
	Quarter Ended
	Sept. 30, 2006	Dec. 31, 2006	March 31, 2007	June 30, 2007	Sept. 30, 2007

Operating Revenues	$65,817	$79,143	$77,608	$118,716	$143,608	$419,075

Operating Expenses
Lease operating expense
Insurance expense	2,662	2,653	4,866	2,489	5,058	15,066
Workover expense	1,322	(495)	1,910	5,532	4,832	11,779
Other lease operating expense	10,697	10,629	9,575	17,145	20,803	58,152
Total lease operating expense	14,681	12,787	16,351	25,166	30,693	84,997
Production taxes	811	407	1,691	686	1,960	4,744
DD&A	27,744	31,711	28,600	57,873	73,253	191,437
General and administrative	5,018	5,573	5,733	10,183	5,771	27,260
Other – net	166	18	(675)	1,545	2,802	3,690
Total operating expenses	48,420	50,496	51,700	95,453	114,479	312,128
Operating Income	$17,397	$28,647	$25,908	$23,263	$29,129	$106,947

Sales Volumes per Day
Natural gas (MMcf)	47.1	52.1	42.1	60.0	83.5	59.5
Crude oil (MBbls)	5.9	7.0	7.5	10.9	12.3	9.4
Total (MBOE)	13.8	15.7	14.5	20.9	26.2	19.3

Average Sales Price
Natural gas per Mcf	$6.28	$6.67	$7.77	$7.78	$5.83	$6.85
Hedge gain per Mcf	0.80	0.67	1.43	0.80	1.46	1.11
Total natural gas per Mcf	$7.08	$7.34	$9.20	$8.58	$7.29	$7.96

Crude oil per Bbl	$67.16	$56.77	$56.24	$67.46	$79.19	$67.10
Hedge gain (loss) per Bbl	(2.48)	11.14	7.36	5.21	(1.52)	4.54
Total crude oil per Bbl	$64.68	$67.91	$63.60	$72.67	$77.67	$71.64

Hedge gain per BOE	$1.68	$7.19	$7.95	$5.03	$3.94	$5.64

Operating Revenues per BOE	$52.03	$54.71	$59.54	$62.53	$59.63	$59.38

Operating Expenses per BOE
Lease operating expense
Insurance expense	2.10	1.83	3.73	1.31	2.10	2.13
Workover expense	1.04	(0.34)	1.47	2.91	2.00	1.67
Other lease operating expense	8.46	7.35	7.34	9.03	8.64	8.24
Total lease operating expense	11.60	8.84	12.54	13.25	12.74	12.04
Production taxes	0.64	0.28	1.30	0.36	0.81	0.67
DD&A	21.93	21.92	21.94	30.48	30.42	27.13
General and administrative	3.97	3.85	4.40	5.37	2.40	3.86
Other – net	0.14	0.02	(0.52)	0.82	1.16	0.53
Total operating expenses	38.28	34.91	39.66	50.28	47.53	44.23
Operating Income per BOE	$13.75	$19.80	$19.88	$12.25	$12.10	$15.15

ENERGY XXI (BERMUDA) LIMITED
SUMMARY OF HEDGE POSITIONS AS OF NOVEMBER 13, 2007

Natural Gas (000 MMBTU)						Crude Oil (000 BBL)

			Average						Average
Qtr	Instrument	Volume	Sub	Floor	Cap	Qtr	Instrument	Volume	Sub	Floor	Cap

Q208	Swaps	2,762		8.22	8.22	Q208	Swaps	383		76.60	76.60
	3-Way Collars	540	5.71	7.48	10.09		3-Way Collars	181	46.88	56.88	63.72
	Collars	400		8.26	10.75		Collars	191		64.46	76.98
	Puts	100		8.00			Puts	24		60.00
	Put Spreads	1,100	6.00	8.00

Q308	Swaps	3,210		8.60	8.60	Q308	Swaps	505		71.98	71.98
	3-Way Collars	1,500	5.70	7.45	10.10		3-Way Collars	240	54.25	67.30	78.49
	Collars	570		8.26	10.74		Collars	162		64.79	76.56
	Puts	140		8.00			Puts	33		60.00
	Put Spreads	1,540	6.00	8.00

Q408	Swaps	2,730		8.64	8.64	Q408	Swaps	398		70.14	70.14
	3-Way Collars	1,420	5.68	7.42	10.10		3-Way Collars	208	54.13	67.19	78.50
	Collars	460		8.24	10.78		Collars	189		65.46	76.36
	Puts	120		8.00			Puts	30		60.00
	Put Spreads	1,390	6.00	8.00

Q109	Swaps	1,480		8.78	8.78	Q109	Swaps	364		70.38	70.38
	3-Way Collars	1,340	5.66	7.38	10.11		3-Way Collars	205	54.12	67.44	78.99
	Collars	390		8.22	10.81		Collars	55		60.00	78.00
	Puts	120		8.00			Puts	27		60.00
	Put Spreads	1,280	6.00	8.00

Q209	Swaps	1,820		8.77	8.77	Q209	Swaps	320		70.37	70.37
	3-Way Collars	1,250	5.63	7.34	10.12		3-Way Collars	184	54.02	67.40	79.09
	Collars	360		8.21	10.82		Collars	51		60.00	78.00
	Puts	110		8.00			Puts	26		60.00
	Put Spreads	1,170	6.00	8.00

Q309	Swaps	1,920		8.62	8.62	Q309	Swaps	325		70.85	70.85
	3-Way Collars	1,040	6.00	8.09	9.97		3-Way Collars	170	53.94	67.24	78.94

Q409	Swaps	1,720		8.46	8.46	Q409	Swaps	303		70.86	70.86
	3-Way Collars	930	6.00	8.10	9.96		3-Way Collars	137	53.69	67.37	79.66

Q110	Swaps	1,530		8.46	8.46	Q110	Swaps	277		70.97	70.97
	3-Way Collars	820	6.00	8.11	9.96		3-Way Collars	111	53.38	67.52	80.49

Q210	Swaps	1,390		8.46	8.46	Q210	Swaps	257		71.01	71.01
	3-Way Collars	740	6.00	8.12	9.95		3-Way Collars	87	52.93	67.70	81.64

Q310	Swaps	1,700		8.12	8.12	Q310	Swaps	238		70.86	70.86
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	68	52.35	67.35	82.05

Q410	Swaps	1,500		8.12	8.12	Q410	Swaps	215		70.89	70.89
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	60	52.00	67.00	82.04

Q111	Swaps	1,380		8.12	8.12	Q111	Swaps	193		70.93	70.93
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	52	51.54	66.54	82.03

Q211	Swaps	1,280		8.12	8.12	Q211	Swaps	171		70.96	70.96
	3-Way Collars	180	6.00	8.50	9.80		3-Way Collars	45	50.95	65.95	82.02

Includes production for November 2007 and later
All prices are weight-averaged by contract volume

FY 2008 1st Quarter Operations Report

EXXI Fiscal 1st Quarter 2008 Drilling Results
	Exploration		Development		Total
	Gross	Net	Gross	Net	Gross	Net
Operated
Oil	1	1	1	1	2	2
Gas	1	1	0	0	1	1
Dry	0	0	2	2	2	2
Non-Operated
Oil	0	0	0	0	0	0
Gas	2	1.25	0	0	2	1.25
Dry	1	0.5	0	0	1	0.5
Total	5	3.75	3	3	8	6.75

	Exploration		Development		Total
Success Rate (Net)	87%		33%		63%

	Exploration		Development		Total
Onshore	4		2		6
Offshore	1		1		2
Total	5		3		8

Gulf of Mexico Shelf Highlights

South Timbalier 21 (100% WI)
During the fiscal first quarter, South Timbalier 21 net production averaged 8,250 BOE/d as flush production volumes delivered by last year’s accelerated drilling program dissipated.  The current one-rig program is designed to essentially offset natural field declines from the more normalized 7,000 - 8,000 BOE/d range.
Activity during the quarter included the company’s first exploration well in the field.  Beaujolais, spud 07/17/07, TD’d at 14,066’ and encountered approximately 40’ of net pay in the primary D-15 through D-18 sand objectives, 20’ of net pay in the S-4 interval and 16’ of net pay in the D-7 and D-9 sands. The well is being dual completed in the D-15 and D-18 sands and is expected to be on production in December.
Pinot, the first of three planned South Timbalier development wells in the FY 2008 budget, spud  10/25/07 and is drilling ahead toward a planned TD of 11,375’.

Acquired Pogo Properties
Gulf of Mexico shelf properties acquired in June from Pogo Producing Company averaged 7,800 BOE/d in the fiscal first quarter, and entered the second quarter producing more than 10,000 BOE/d. Volumes from these properties have improved as extensive repair and maintenance work has been completed and efforts to optimize production have been undertaken.  Evaluation of the properties is ongoing, and the company is encouraged by newly identified exploration and exploitation opportunities on and near existing producing facilities.

South Louisiana Onshore Highlights

Bayou Carlin
•	C. M. Peterson Jr. #1 (31.25% WI) (Laphroaig Discovery), St. Mary Parish – Commenced production Aug. 15; ramped up in October to 40 MMcf/d and 742 BOPD through a 26/64” choke with 11,750 psig FTP.

Lake Salvador
•
Devon-Mar #1 (37.5% WI), Lafourche Parish – Spud 9/12/07; reached TD of 12,480’ MD on 10/06/07; three amplitude-supported objectives in the Middle Miocene Cib Op sands were found to be very high porosity wet sandstones; although the well was plugged and abandoned, the physical property logs acquired by this well will be valuable in calibrating the seismic attributes in the Lake Salvador Seismic Project.

Golden Meadow
•
LaTerre Co. Inc. #1 (50% WI) (W. Lake Verret Discovery), Lafourche Parish – Spud 04/24/07; reached TD of 15,800’ on 06/17/07; encountered 46’ net pay; completed in the Cib. Carst. E Sand on 10/12/07 with production of 462 BOPD and 4.4 MMcf/d through a 10/64 choke with a FTP of 9,250 psig.

•
LL&E #232 (25% WI), Lafourche Parish – Spud 09/22/07; reached TD of 14,000’ on 10/12/07; encountered more than 100’ of gross pay in the main Duval sand objective; completion operations scheduled for November.

South Lake Verret
•
Jeanerette Lumber & Shingle 34-1 (100% WI), St. Martin Parish – Spud 08/08/07; reached TD of 15,069’ on 09/07/07; encountered three zones of interest in the Operc 9 section; a completion rig will be brought in to test these zones.

Cote de Mer
•
McIlhenny #1 well (35% WI) (Cote de Mer Prospect), Vermilion Parish – Spud 02/07/07; experienced uncontrolled release of gas on 06/11/07 at about 20,400’ MD; washed out drill string to 18,600’; wellbore being evaluated for continued drilling operations while control operations are completed.

GLOSSARY

Barrel– unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE– barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d– barrels of oil equivalent per day.

Field– an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP– flowing tubing pressure.

MBOE– thousand barrels of oil equivalent.

MMBOE– million barrels of oil equivalent.

MD– measured depth.

Net Pay– cumulative hydrocarbon-bearing formations.

Spud– to begin drilling a well.

TD– target total depth of a well.

TD’d– to finish drilling a well.

TVD– total vertical depth.

Workover– operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Seema Paterson
+44 207 523 8321
spaterson@collins-stewart.com

Pelham PR
James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Alisdair Haythornthwaite
+44 207 743 6676
alisdair.haythornthwaite@pelhampr.com